Exhibit 99.9

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE OR FOREIGN JURISDICTION OR APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY OF ANY JURISDICTION, NOR HAS THE SEC OR ANY SUCH STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY PASSED UPON THE MERITS OF THIS OFFERING, NOR IS IT INTENDED THAT THEY WILL. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES OFFERED HEREBY CANNOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO “U.S. PERSONS” (AS SUCH TERM IS DEFINED IN REGULATION S, PROMULGATED UNDER THE SECURITIES ACT) UNLESS THE SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE.

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”) is made as of May 25, 2018 (the “Effective Date”), by and among Bingke Zhang, an individual and resident of China (the “Buyer”) and SkyPeople International Holdings Group Limited, a company incorporated in Cayman Islands (the “Seller”). Buyer and Seller are sometimes hereinafter collectively referred to as the “Parties” and each individually as a “Party.”

W I T N E S S E T H:

WHEREAS, Seller owns 665,200 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of Future FinTech Group Inc., a Florida corporation (the “Company”);

WHEREAS, subject to the terms and conditions set forth herein, Buyer wishes to purchase the Shares from the Seller and Seller wishes to sell the Shares to Buyer;

NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:

1.   Agreement to Purchase and Sell. Seller hereby sells the Shares to Buyer and Buyer hereby agrees to purchase the Shares at a price of $ 3 per share for an aggregate amount of $1995600 (the “Purchase Price”). The Purchase Price shall be paid to the Seller at the Closing subject to the terms and conditions set forth herein.

2. Execution. As of the Effective Date, Buyer and Seller shall sign on the signature page of this Agreement and send the executed copies of this Agreement to the other Party (the “Execution”).

3. Closing. The Closing date for the transactions contemplated hereby shall be decided by the Parties but it should not be more than thirty (30) Business Days of the Execution of this Agreement (the “Closing Date”). The following events specified in Sections 3(a) and (b) shall occur on or before the Closing (collectively the “Closing”):

(a) Seller shall have delivered its Shares to the Buyer along with stock powers endorsed in blank (the “Stock Documents”) and in compliance with any other requirements of the Company’s transfer agent (the “Transfer Agent”);

(b) the Buyer shall deliver the Purchase Price to the Seller’s accounts as specified by Seller;

(c) the Closing shall be deemed to occur when the Purchase Price has been transferred to the Seller’s accounts by the Buyer, the Shares have been delivered or transferred to Buyer as described above.

4. Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer that the statements in the following paragraphs of this Section are all true and complete as of the date hereof:

(a) Title to Shares. Seller is the record and beneficial owner of the Shares, free and clear of all liens, security interests, adverse claims or other encumbrances of any character whatsoever (“Encumbrances”), and Seller has sole voting and dispositive authority with respect to the Shares and has not granted any person a proxy with respect to the Shares that has not expired or been validly withdrawn. The sale and transfer of the Shares to Buyer pursuant to this Agreement will vest in Buyer the legal and valid title to the Shares, free and clear of all Encumbrances (other than Encumbrances created by Buyer).

(b) Compliance with the Securities Act of 1933 and the Securities Exchange Act of 1934.  To  the best knowledge of the Seller, as of the Closing Date, the Company has been in compliance with any and all of the requirements for a public company as set forth in the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “the Exchange Act”), in all material respects.

(c) Full Power and Authority. Seller represents that it has full power and authority to enter into this Agreement, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby.

(d) No Conflict. Neither the execution or delivery by the Seller of this Agreement, nor the consummation or performance by the Seller of the transactions contemplated hereby or thereby, will, directly or indirectly, (i) contravene, conflict with, or constitute a breach or default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under any agreement or instrument to which the Seller is a party or to which the Shares are subject; or (ii) contravene, conflict with, or result in a violation of any law or order to which the Seller may be subject.

(e) No Litigation Against Seller. To the best knowledge of the Seller, there is no pending action, claim or proceeding against Seller that involves the Shares or that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement.

5. Representations and Warranties of Buyer.  Buyer hereby represents and warrants to Seller that the statements in the following paragraphs of this Section 5 are all true and complete as of the date hereof:

(a) Full Power and Authority. Buyer represents that he has full power and authority to enter into this Agreement, to carry out his obligations hereunder, and to consummate the transactions contemplated hereby and thereby.

(b) No Conflict. Neither the execution or delivery by Buyer of this Agreement, nor the consummation or performance by Buyer of the transactions contemplated hereby will, directly or indirectly, (i) contravene, conflict with, or constitute a breach or default (or an event or conditions which, with notice or lapse of time or both, would constitute a default) under any agreement or instrument to which Buyer is a party; or (ii) contravene, conflict with, or result in a violation of any law, order or organizational documents to which Buyer may be subject.

(c) Shares. Buyer is acquiring the Shares hereunder for his own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof, and Buyer has no present intention of selling, granting any participation in, or otherwise distributing the Shares.

(d) Information Concerning the Company. Buyer is solely responsible for conducting his own due diligence with respect to the Company and the Company’s liabilities and for gathering enough information upon which to base a decision in purchasing the Shares. Buyer acknowledges that Seller has not made any representations with respect to the Company or its status or as to the value or merit of an investment in the Shares, except as explicitly stated in this Agreement. The Buyer represents he is aware of the Company’s business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Seller’s Shares.

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 (e) Foreign Investor. The Buyer hereby represents that he has satisfied himself as to the full observance by the Buyer of the laws of its jurisdiction applicable to the Buyer in connection with the purchase of the Shares or the execution and delivery by the Buyer of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to the purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the Buyer’s purchase, holding, redemption, sale, or transfer of the Shares. The Buyer’s purchase and payment for, and continued beneficial ownership of, the Shares will not violate any securities or other laws of the Buyer’s jurisdiction applicable to the Buyer.

(f) Litigation. There are no actions, suits, claims, investigations or other legal proceedings pending or, to the knowledge of Buyer, threatened against or by Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

(g) Regulation S. The Buyer is a non-U.S. person (as such term is defined in Rule 902 of Regulation S under the Securities Act) and is not acquiring the Shares for the account or benefit of a U.S. person. The Buyer will not, within six (6) months of the date of the transfer of the Shares to the Buyer, (i) make any offers or sales of the Shares in the United States or to, or for the benefit of, a U.S. person (in each case, as defined in Regulation S) other than in accordance with Regulation S or another exemption from the registration requirements of the Securities Act, or (ii) engage in hedging transactions with regard to the Shares unless in compliance with the Securities Act. Neither the Buyer nor any of the Buyer’s Affiliates or any person acting on his/her or their behalf has engaged or will engage in directed selling efforts (within the meaning of Regulation S) with respect to the Shares, and all such persons have complied and will comply with the offering restriction requirements of Regulation S in connection with the offering of the Shares outside of the United States.

6. Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any other choice or conflict of law provision that would cause the application of the laws of any other jurisdiction other than New York. Buyer and Seller irrevocably consent to the jurisdiction of the courts of the County of New York, State of New York and of any Federal court located in such county in connection with any action, suit or proceedings arising out of or relating to this Agreement or any action taken or omitted hereunder, and waive personal service of any summons, complaint or other process, and agree that the service thereof may be made by certified or registered mail directed to any or all of the Parties at the addresses listed on the signature pages attached hereto.

7. Brokers. Neither Buyer nor Seller or any of their respective agents or representatives has employed or engaged any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the transactions contemplated herein.

8. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties.

9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

10. Headings. The headings used in this Agreement are for convenience of reference only and shall not be deemed to limit, characterize or in any way affect the interpretation of any provision of this Agreement.

11. Modifications and Waivers. No change, modification or waiver of any provision of this Agreement shall be valid or binding unless it is in writing, dated subsequent to the Effective Date of this Agreement, and signed by all of Buyer and Seller. No waiver of any breach, term, condition or remedy of this Agreement by any Party shall constitute a subsequent waiver of the same or any other breach, term, condition or remedy.

12. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the remaining of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with the intent of the Parties hereto.

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13. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersede any and all prior negotiations, correspondence, agreements, understandings, duties or obligations among the Parties with respect to the subject matter hereof.

14. Further Assurances. From and after the date of this Agreement, upon the request by Buyer or Seller, Buyer and Seller shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

15. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile numbers or email addresses set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile numbers or email addresses set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (c) the next Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the Party to whom such notice is required to be given. The addresses for such notices and communications shall be as set forth on the signature pages to this Agreement or such other address as may be specified by any Party to the other Party pursuant to notice given by such Party in accordance with this Agreement.

16. Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Agreement or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in the Agreement shall be subject to adjustment for reverse and forward stock splits, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement. The English version of this Agreement, regardless of whether a translation in any other language is or will be made, shall be the only authentic version.

17. WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

[Signature pages follow]

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In Witness Whereof, the Parties hereto have executed this Agreement as of the first date written above by the undersigned thereunto duly authorized.

SELLER		BUYER
SkyPeople International Holdings Group Limited

By:	/s/ Yongke Xue	By:	/s/ Bingke Zhang
Name:	Yongke Xue	Name:	Bingke Zhang
Title:	Director	Address:
Address:		Tel.:
Tel.:
Email:

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